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                                                                    EXHIBIT 21.1

                          SUBSIDIARIES OF THE COMPANY

The following corporations are direct or indirect wholly-owned subsidiaries of Brunswick Corporation:

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
                                                             Place of
Subsidiary                                                   Incorporation
----------                                                   -------------
Appletree Ltd.                                               Bermuda
Baja Marine Corporation                                      Delaware
Boston Whaler, Inc.                                          Delaware
Brunswick AG                                                 Switzerland
Brunswick Bowling & Billiards Corporation                    Delaware
Brunswick Bowling & Billiards (U.K.) Limited                 England
Brunswick Bowling e Billiards Ltda.                          Brazil
Brunswick Bowling Pin Corporation                            Delaware
Brunswick Centres, Inc.                                      Ontario
Brunswick Commercial and Government Products, Inc.           Delaware
Brunswick Family Boat Co., Inc.                              Delaware
Brunswick GmbH                                               West Germany
Brunswick International (Canada) Limited                     Ontario
Brunswick International GmbH                                 West Germany
Brunswick International Holdings, Inc.                       Delaware
Brunswick International Limited                              Delaware
Brunswick International Sales Corporation                    U.S. Virgin Islands
Brunswick New Technologies                                   Delaware
Centennial Assurance Company, Ltd.                           Bermuda
Escort Trailer Corporation                                   Washington
Integrated Dealers Systems, Inc.                             Florida
Leiserv, Inc.                                                Delaware
Life Fitness, Inc.                                           Delaware
Life Fitness International Sales, Inc.                       Delaware
Life Fitness (U.K.) Limited                                  United Kingdom
Marine Power Australia Pty. Limited                          Australia
Marine Power Europe, Inc.                                    Delaware
Marine Power International Limited                           Delaware
Marine Power International Pty. Limited                      Delaware
Marine Power Italia S.p.A.                                   Italy
Marine Power New Zealand Limited                             Delaware
Marine Xpress Corporation                                    Delaware
Mercury Marine Limited                                       Ontario
Mercury Marine Sdn Bhd                                       Malaysia
Monolith Corporation                                         North Carolina
Mototron Corporation                                         Delaware
Normalduns B.V.                                              Netherlands
Omni Fitness Equipment, Inc.                                 Delaware
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
                                                              Place of
Subsidiary                                                    Incorporation
----------                                                    -------------
Princecraft Boats, Inc.                                       Canada
Productos Marine de Mexico, S.A. de C.V.                      Mexico
Ray Industries, Inc.                                          Arizona
Sea Ray Boats Europe B.V.                                     Netherlands
Sea Ray Boats, Inc.                                           Arizona
Sea Ray Boats, Inc.                                           Florida
Sea Ray International - Europe B.V.                           Netherlands
Sealine International Limited                                 United Kingdom
Skokie Investment Corporation                                 Delaware
Teignbridge Propellers, Inc.                                  Delaware
Wintergreen Finance, Inc.                                     Delaware
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